Brilliant Earth Reports Record Quarterly Net Sales
Delivered 4% Y/Y Net Sales Growth
Drove 34% Y/Y Bookings Growth in Fine Jewelry
Provides Q1 and Full Year Guidance 2026

SAN FRANCISCO, Calif. – March 5, 2026 (GLOBE NEWSWIRE) – Brilliant Earth Group, Inc. (“Brilliant Earth” or the “Company”) (Nasdaq: BRLT), an innovative, global leader in ethically sourced fine jewelry, today announced financial results for the three and twelve months ended December 31, 2025.
Fourth Quarter and Fiscal Year 2025 Highlights (quarterly and annual periods ended December 31, 2025):
•Delivered Net Sales of $124.4 million and $437.5 million in the fourth quarter and fiscal year, respectively.
◦Largest quarter ever of Net Sales
◦Total orders grew year-over-year 7% in Q4 and 13% in 2025
◦Repeat orders grew year-over-year 15% in Q4 and 13% in 2025
◦Average Selling Price (ASP) grew year-over-year across the assortment in Q4
•Drove record quarterly fine jewelry bookings in Q4, with 34% year-over-year bookings growth, highlighting continued success in strategic assortment expansion beyond bridal heritage
•Maintained strong Gross Margin of 55.9% and 57.5% in the fourth quarter and fiscal year, respectively, while navigating headwinds in precious metal prices and tariffs, demonstrating the agility of the Company's business model
•Drove 150 basis points of leverage in marketing expense as a percentage of Net Sales for both the fourth quarter and fiscal year as compared to the same prior year periods while continuing to make strategic investments in building brand awareness
•Q4 and full year profitability above the midpoint of the Company's Adjusted EBITDA guidance range:
◦GAAP Net loss of $1.3 million for the fourth quarter and net loss of $6.4 million for the fiscal year
◦Adjusted EBITDA was $4.2 million for the fourth quarter and $12.0 million for the fiscal year

"We closed our 20th anniversary year with our largest quarter of Net Sales in company history, delivering results that demonstrate our continued ability to gain market share and drive profitable growth. This quarter marks continued success in the strategic expansion of our assortment with fine jewelry bookings growing 34% year-over-year and reaching 23% of total bookings in the quarter," said Beth Gerstein, Co-Founder and Chief Executive Officer of Brilliant Earth. "Our agility in achieving a strong gross margin despite metal headwinds and a challenging tariff environment, combined with continued marketing leverage, resulted in our Adjusted EBITDA landing above the midpoint of our guidance. As we enter the new year, I'm confident we are well positioned to continue outperforming the industry and gaining share in 2026."

Fourth Quarter 2025 Results

	Q4 2025	Q4 2024	% Change*
Total Orders	62,178	58,357	6.5%
AOV	$2,001	$2,048	(2.3)%
($ in millions, except per share amounts)
Net Sales	$124.4	$119.5	4.1%
Gross Profit	$69.5	$71.2	(2.4)%
Gross Margin	55.9%	59.6%	(370)bps
Net (loss) income allocable to Brilliant Earth Group, Inc. (1)	$(2.9)	$0.4	(825.0)%
Net (loss) income, as reported	$(1.3)	$2.6	151.3%
Net (loss) income margin	(1.1)%	2.2%	(330)bps
Adjusted net (loss) income (3)	$(5.7)	$4.2	(235.7)%
GAAP Diluted EPS (2)	$(0.19)	$0.02	(1050.0)%
Adjusted Diluted EPS (3)	$(0.06)	$0.04	(250.0)%
Adjusted EBITDA (3)	$4.2	$6.9	(39.1)%
Adjusted EBITDA margin (3)	3.3%	5.8%	(250)bps
*Percentage changes may not recalculate due to rounding
(1)    Represents net (loss) income allocable to Brilliant Earth Group, Inc. during the fourth quarter of 2025 and 2024.
(2)    Represents GAAP Diluted EPS during the fourth quarter of 2025 and 2024.
(3)    Adjusted net (loss) income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See "Disclosure Regarding Non-GAAP Financial Measures and Key Metrics" for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

Fiscal Year 2025 Results

	FY 2025	FY 2024	% Change*
Total Orders	210,158	186,030	13.0%
AOV	$2,082	$2,269	(8.2)%
($ in millions, except per share amounts)
Net Sales	$437.5	$422.2	3.6%
Gross Profit	$251.5	$254.4	(1.1)%
Gross Margin	57.5%	60.3%	(280)bps
Net (loss) income allocable to Brilliant Earth Group, Inc. (1)	$(3.6)	$0.5	(820.0)%
Net (loss) income, as reported	$(6.4)	$4.0	(260.2)%
Net (loss) income margin	(1.5)%	0.9%	(240)bps
Adjusted net (loss) income (3)	$(3.3)	$11.8	(128.0)%
GAAP Diluted EPS (2)	$(0.25)	$0.03	(933.3)%
Adjusted Diluted EPS (3)	$(0.03)	$0.12	(125.0)%
Adjusted EBITDA (3)	$12.0	$21.1	(43.3)%
Adjusted EBITDA margin (3)	2.7%	5.0%	(230)bps
*Percentage changes may not recalculate due to rounding
(1)    Represents net (loss) income allocable to Brilliant Earth Group, Inc. during the years ended December 31, 2025 and 2024.
(2)    Represents GAAP Diluted EPS during the years ended December 31, 2025 and 2024.
(3)    Adjusted net (loss) income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See "Disclosure Regarding Non-GAAP Financial Measures and Key Metrics" for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

2026 Outlook

First Quarter

Net Sales Growth	Positive Mid-single-digit % Y/Y
Adjusted EBITDA Margin	Negative Mid-single-digit %
Full Year

Net Sales Growth	Positive Mid-single-digit % Y/Y
Adjusted EBITDA $	Profitable, slightly lower than 2025
Outlook assumes metal prices as of March 4, 2026.

Webcast and Conference Call Information
Brilliant Earth will host a conference call and webcast to discuss fourth quarter and full year 2025 results and business outlook today, March 5, 2026, at 8:30 a.m. ET/5:30 a.m. PT. The webcast and accompanying slide presentation can be accessed at https://investors.brilliantearth.com. The conference call can be accessed by using the following link: https://register-conf.media-server.com/register/BI86a1508a419c4fd78bc21e1d3e28c8f4. After registering, an email will be sent including dial-in details and a unique conference call pin required to join the live call. A replay of the webcast will remain available on the website after the live webcast concludes.

About Brilliant Earth
Brilliant Earth is an industry-disrupting global leader in ethically sourced fine jewelry. The Company's mission since its founding in 2005 has been to create a more transparent, sustainable, and compassionate jewelry industry. With a premium brand, curated proprietary product assortment, seamless omnichannel shopping experience, and asset-light, data driven business model, Brilliant Earth is transforming the jewelry industry. The Company reported Net Sales of $437 million for the full year 2025. Headquartered in San Francisco, CA, Brilliant Earth has 42 showrooms and counting across the United States and has served customers in over 50 countries worldwide.

Disclosure Regarding Non-GAAP Financial Measures and Key Metrics

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA, Adjusted Net (loss) income, Adjusted Diluted EPS and Adjusted EBITDA margin. These non-GAAP financial measures provide users of our financial information with useful information in evaluating our operating performance and exclude certain items from net income that may vary substantially in frequency and magnitude from period to period.

We define EBITDA as net (loss) income before interest, taxes, depreciation and amortization. We define Adjusted EBITDA as net (loss) income excluding interest expense, income taxes, depreciation expense, amortization of cloud-based software implementation costs, showroom pre-opening expense, equity-based compensation expense, certain non-operating expenses and income, and other unusual and/or infrequent costs, which that we do not consider in our evaluation of ongoing performance of our core operations. We define Adjusted EBITDA margin as Adjusted EBITDA calculated as a percentage of net sales. We believe that Adjusted EBITDA and Adjusted EBITDA margin, which eliminate the impact of certain expenses that we do not believe reflect our underlying business performance, provide useful information to investors to assess the performance of our business.

We define Adjusted Net (loss) income as net (loss) income adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include showroom pre-opening expense, equity-based compensation expense, costs to fund the Brilliant Earth Foundation and transaction costs and other expenses. We define Adjusted Diluted Earnings Per Share as Adjusted Net (loss) income, divided by the diluted weighted average shares of common stock outstanding. The diluted weighted average shares of common stock outstanding is derived from the historical diluted weighted average shares of common stock assuming such shares were outstanding for the entirety of the period presented. We believe Adjusted Net (loss) income and Adjusted Diluted Earnings Per Share, which eliminate the impact of certain expenses that we do not believe reflect our underlying business performance, provide useful information to investors to assess the performance of our business.

Please refer to “GAAP to Non-GAAP Reconciliations” located in the financial supplement in this release for a reconciliation of GAAP to non-GAAP financial information.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA. These measures will differ from net (loss) income, determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We are not able to provide, without unreasonable effort, guidance for net income, determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income.

This press release also contains certain key business metrics which are used to evaluate our business and growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. We define net cash as cash and cash equivalents less the total principal balance of our outstanding debt. We define Bookings for each period as the dollar value of confirmed orders as of the date of order placement. We believe Bookings, which represent a measure of gross sales and potential future Net Sales, provide useful information to investors to assess the performance of our business. We define total orders as the total number of customer orders delivered less total orders returned in a given period (excluding those repair, resize, and other orders which have no revenue). We view total orders as a key indicator of the velocity of our business and an indication of the desirability of our products to our customers. Total orders, together with AOV, is an indicator of the net sales we expect to recognize in a given period. Total orders may fluctuate based on the number of visitors to our website and showrooms, and our ability to convert these visitors to customers. We believe that total orders is a measure that is useful to investors and management in understanding our ongoing operations and in an analysis of ongoing operating trends. We define average order value, or AOV, as net sales in a given period divided by total orders in that period. We define average selling price, or ASP, as the total retail sales price of products sold in a given period divided by the total number of product units sold during that same period. We believe that AOV and ASP are measures that are useful to investors and management in understanding our ongoing operations and in an analysis of ongoing operating trends. AOV varies depending on the product type and number of items per order. AOV and ASP may also fluctuate as we expand into and increase our presence in additional product types and price points, and open additional showrooms.

Forward-Looking Statements

This Press Release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations, financial position and our expectations regarding Net Sales, Adjusted EBITDA, Adjusted EBITDA Margin and growth rates are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as "ahead," “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “evolve,” “expect,” "future," “intend,” “may,” "outlook'" “plan,” “potential,” “predict,” “seek,” “should,” “strategy,” “target,” “will,” or “would,” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. You should not rely upon forward-looking statements as predictions of future events. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, but not limited to: fluctuations in the pricing and supply of diamonds, other gemstones, and precious metals, particularly responsibly sourced natural and lab-grown diamonds and repurposed precious metals such as gold; an overall decline in the health of the economy and other factors impacting consumer spending, such as recessionary or inflationary conditions, governmental instability, the impact of any changes in trade policy, including the imposition of new or increased tariffs on goods imported into the United States and any resulting retaliatory trade actions by other governments, war and fears of war, and natural disasters; if we fail to cost-effectively turn existing customers into repeat customers or acquire new customers; our rapid growth in recent years and limited operating experience at our current scale of operations; our ability to manage growth effectively; increased lead times, supply shortages, and supply changes; our expansion plans in the United States; our ability to compete in the fine jewelry retail industry; our ability to maintain and enhance our brand and to engage or expand our base of customers; our ability to effectively develop and expand our sales and marketing capabilities and increase our customer base and achieve broader market acceptance of our e-commerce and omnichannel approach to shopping for fine jewelry; our profitability and cash flow being negatively affected if we are not successful in managing our inventory balances and inventory shrinkage; a decline in sales of Design Your Own rings; our heavy reliance on our information technology systems, as well as those of our third-party vendors and service providers, for our business to effectively operate and to safeguard confidential information and risks related to any significant failure, inadequacy or interruption of these systems, security breaches or loss of data; the impact of environmental, social, and governance matters on our business and reputation; our ability to manage risks related to our e-commerce and omnichannel business; our ability to effectively anticipate and respond to changes in consumer preferences and shopping patterns; and introduce new products and programs that appeal to new or existing customers; our dependence on distributions from Brilliant Earth, LLC, our principal asset, to pay our taxes and expenses, including payments under the Tax Receivable Agreement; risks related to our obligations to make substantial cash payments under the Tax Receivable Agreement and risks related to our organizational structure; and the other risks, uncertainties and the factors described in the section titled “Risk Factors” in our Annual Report on Form10-K for the year ended December 31, 2024, which was filed with the SEC on March 13, 2025 and is available at www.sec.gov. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this press release. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.

Contacts:

Investors:
Colin Bourland
investorrelations@brilliantearth.com

BRILLIANT EARTH GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

	Years ended December 31,
	2025	2024
Net sales	$437,483	$422,161
Cost of sales	185,979	167,759
Gross profit	251,504	254,402
Operating expenses:
Marketing and advertising	105,965	108,339
General and administrative	150,915	142,713
Total operating expenses	256,880	251,052
(Loss) income from operations	(5,376)	3,350
Interest expense	(2,282)	(5,031)
Other income, net	3,668	5,835
Gain on TRA liability adjustment	7,804	—
Loss on extinguishment of debt	(573)	—
Income before income tax expense	3,241	4,154
Income tax expense	(9,641)	(160)
Net (loss) income	(6,400)	3,994
Net (loss) income allocable to non-controlling interest	(2,765)	3,453
Net (loss) income allocable to Brilliant Earth Group, Inc.	$(3,635)	$541

Earnings per share:
Basic	$(0.25)	$0.04
Diluted	$(0.25)	$0.03
Weighted average shares of common stock outstanding:
Basic	14,752,634	13,304,227
Diluted	14,752,634	98,352,924

BRILLIANT EARTH GROUP, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$79,089	$161,925
Restricted cash	349	216
Inventories, net	53,238	38,292
Prepaid expenses and other current assets	12,052	10,980
Total current assets	144,728	211,413
Property and equipment, net	19,622	21,626
Deferred tax assets	—	9,636
Operating lease right of use assets	31,879	35,222
Other assets	4,674	3,348
Total assets	$200,903	$281,245

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$24,804	$15,733
Accrued expenses and other current liabilities	35,732	31,714
Deferred revenue	22,671	18,926
Current portion of operating lease liabilities	6,896	6,108
Current portion of long-term debt	—	5,688
Total current liabilities	90,103	78,169

Long-term debt, net of debt issuance costs	—	50,010
Operating lease liabilities	31,163	35,856
Payable pursuant to the Tax Receivable Agreement	—	7,828
Total liabilities	121,266	171,863

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized, none issued and outstanding at December 31, 2025 and 2024, respectively	—	—
Class A common stock, $0.0001 par value per share, 1,200,000,000 shares authorized; 16,092,701 shares issued and 15,518,024 shares outstanding at December 31, 2025 and 14,125,925 shares issued and 13,843,944 shares outstanding at December 31, 2024	2	1
Class B common stock, $0.0001 par value per share, 150,000,000 shares authorized; 35,822,342 and 35,820,912 shares issued and outstanding at December 31, 2025 and 2024, respectively	4	4
Class C common stock, $0.0001 par value per share, 150,000,000 shares authorized; 49,119,976 shares issued and outstanding at December 31, 2025 and 2024, respectively	5	5
Class D common stock, $0.0001 par value per share, 150,000,000 shares authorized; none issued and outstanding at December 31, 2025 and 2024, respectively	—	—
Additional paid-in capital	16,024	11,169
Treasury stock, at cost; 574,677 shares and 281,981 shares at December 31, 2025 and 2024, respectively	(1,094)	(638)
Retained earnings	(2,640)	4,788
Stockholders' equity attributable to Brilliant Earth Group, Inc.	12,301	15,329
Non-controlling interests attributable to Brilliant Earth, LLC	67,336	94,053
Total stockholders' equity	79,637	109,382
Total liabilities and stockholders' equity	$200,903	$281,245

GAAP to Non-GAAP Reconciliations
(Unaudited and dollars in thousands, except per share amounts)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

	Three months ended December 31,		Years ended December 31,
	2025	2024	2025	2024
Net (loss) income	$(1,348)	$2,627	$(6,400)	$3,994
Interest expense	—	1,204	2,282	5,031
Income tax expense (benefit)	9,585	(62)	9,641	160
Depreciation expense	1,528	1,466	6,109	5,312
Amortization of cloud-based software implementation costs	201	158	770	817
Showroom pre-opening expense	174	484	1,248	1,705
Equity-based compensation expense	1,967	2,398	8,920	9,934
Other income, net (1)	(453)	(1,359)	(3,668)	(5,835)
Gain on TRA liability adjustment	(7,804)	—	(7,804)	—
Loss on extinguishment of debt	—	—	573	—
Other expenses (2)	300	—	300	—
Adjusted EBITDA	$4,150	$6,916	$11,971	$21,118
Net (loss) income margin	(1.1)%	2.2%	(1.5)%	0.9%
Adjusted EBITDA margin	3.3%	5.8%	2.7%	5.0%
(1)Other income, net consists primarily of interest and other miscellaneous income, partially offset by expenses such as losses on exchange rates on consumer payments.
(2) These expenses are those that we did not incur in the normal course of business.

ADJUSTED NET (LOSS) INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE

	Three months ended December 31,		Years ended December 31,
	2025	2024	2025	2024
Net (loss) income attributable to Brilliant Earth Group, Inc., as reported (1)	$(2,896)	$358	$(3,635)	$541
Net income (loss) impact from assumed redemption of all LLC Units to common stock (2)	1,548	2,269	(2,765)	3,453
Net (loss) income, as reported	(1,348)	2,627	(6,400)	3,994
Income tax (expense) benefit associated with conversion (3)	(401)	(576)	696	(878)
Tax effected net (loss) income after assumed conversion	(1,749)	2,051	(5,704)	3,116
Equity-based compensation expense	1,967	2,398	8,920	9,934
Showroom pre-opening expense	174	484	1,248	1,705
Gain on TRA liability adjustment	(7,804)	—	(7,804)	—
Loss on extinguishment of debt	—	—	573	—
Other expenses (4)	300	—	300	—
Tax impact of adjustments	1,372	(725)	(815)	(2,960)
Adjusted Net (Loss) Income	$(5,740)	$4,208	$(3,282)	$11,795
Diluted weighted average of common stock assumed outstanding	15,336,557	98,745,356	14,752,634	98,352,924
Adjustments:
Vested LLC Units that are exchangeable for common stock(5)	84,942,318	—	84,949,017	—
Unvested LLC Units that are exchangeable for common stock(5)	—	—	1,153	—
RSUs	770,670	—	344,517	—
Adjusted diluted weighted average of common stock assumed outstanding	101,049,545	98,745,356	100,047,321	98,352,924

Diluted earnings per share:
As reported	$(0.19)	$0.02	$(0.25)	$0.03
As adjusted	$(0.06)	$0.04	$(0.03)	$0.12
(1)Represents net (loss) income allocable to Brilliant Earth Group, Inc. for the three and twelve months ended December 31, 2025 and 2024.
(2)It is assumed that we will elect to issue common stock upon redemption of LLC Units rather than cash settle.
(3)Brilliant Earth Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes with respect to its allocable share of any net taxable income of Brilliant Earth, LLC. Acquisition of LLC units by Brilliant Earth Group, Inc. causes all of the taxable income currently recognized by the members of Brilliant Earth, LLC to become taxable to the Company.
(4)These expenses are those we did not incur in the normal course of business.
(5)Assumes the exchange of all outstanding LLC units for shares of common stock, resulting in the elimination of the non-controlling interest and recognition of the net income (loss) attributable to non-controlling interest.